Exhibit 99.1

VSE Corporation Announces Appointment of Stephen D. Griffin as Chief Financial Officer
Alexandria, Virginia, October 14, 2020 – VSE Corporation (NASDAQ: VSEC), a leading provider of distribution and maintenance, repair and overhaul (MRO) services for land, sea and air transportation assets in the public and private sectors, today announced the appointment of Stephen D. Griffin as Senior Vice President and Chief Financial Officer, effective November 9, 2020. Mr. Griffin will succeed Thomas Loftus, who previously announced his retirement. Mr. Loftus will remain with VSE until December 31, 2020, to facilitate a seamless transition.
Mr. Griffin joins VSE after more than a decade in senior finance leadership roles with GE, most recently as Chief Financial Officer of Engine Services at GE Aviation. In this role, Griffin led the financial organization for a $15 billion engine overhaul, repair and parts sales division, which included commercial pricing, contract restructuring and financial reporting. Earlier in his career, Griffin served as the CFO for GE Aviation’s Supply Chain Division, a role in which he led a team focused on product cost, sourcing, cash management and capital expenditures. While at GE, Mr. Griffin also served as a board member for multiple global joint ventures.
“I am pleased to welcome Steve to our executive leadership team,” said John Cuomo, VSE President and Chief Executive Officer. “Steve is a strategic, operationally-minded financial executive with a proven ability to build, develop and lead high-performing teams. He brings to VSE a depth of experience managing sophisticated, multibillion-dollar financial organizations operating within dynamic global market environments, including those within the aerospace and industrials sector. With the addition of Steve, we continue to build a world-class team well-equipped to lead VSE into its next phase of growth and value creation.”
“I am honored by the opportunity to join VSE during such a pivotal moment in its 60-year history,” stated Griffin.  “VSE is a well-respected brand in the aftermarket and MRO services sector, and one that is generating a lot of new interest in the market. The customer-centric approach and leadership’s commitment to growth during this period of transformation sets the company apart.  I am energized to be joining the organization to support this next chapter.”
Mr. Griffin will report directly to President and CEO John Cuomo and will oversee the organization’s finance, accounting, financial planning & analysis, internal audit, tax and treasury functions.
VSE engaged global executive placement firm Stanton Chase International to lead the search for the Chief Financial Officer position.

ABOUT VSE CORPORATION
VSE is a leading provider of aftermarket distribution and repair services for land, sea and air transportation assets for government and commercial markets. Core services include maintenance, repair and overhaul (MRO) services, parts distribution, supply chain management and logistics, engineering support, and consulting and training services for global commercial, federal, military and defense customers. VSE also provides information technology and energy consulting services. For additional information regarding VSE’s services and products, visit us at www.vsecorp.com.

FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results to vary materially from those indicated or anticipated by such statements. Many factors could cause actual results and performance to be materially different from any future results or performance, including, among others, the risk factors described in our reports filed or expected to be filed with the SEC. Any forward-looking statement or statement of belief speaks only as of the date of this press release. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR RELATIONS CONTACT:     Noel Ryan | Phone: 720.778.2415 | Investors@vsecorp.com